Exhibit 99.163

FIRST AMENDMENT TO THE
NORTH VALLEY BANCORP
EMPLOYEE STOCK OWNERSHIP PLAN

This First Amendment (Amendment) is hereby adopted by North Valley Bancorp (Employer).

RECITALS

A.	The Employer adopted The North Valley Bancorp Employee Stock Ownership Plan (ESOP), effective January 1, 1977.

B.	The ESOP was amended from time to time and was restated effective January 1, 1999.

C.	The ESOP received a favorable determination letter as to the tax qualified status of the ESOP, dated March 29, 2000.

D.	Effective October 11, 2000, the Six Rivers National Bank Employee Stock Ownership Plan was merged into the ESOP.

E.	The Employer amended the ESOP to:

1.

Reflect the provisions of the Community Renewal Tax Relief Act of 2000 (CRA 2000) by adding the model amendment language suggested by the Internal Revenue Service (IRS) in IRS Notice 2001-37, dealing with the definition of compensation for certain plan purposes;

	2.	Conform to the final regulations under Internal Revenue Code (Code) section 401(a)(9), published on April 17, 2002, relating to required minimum distributions from retirement plans;

3.

Reflect certain provisions of the Economic Growth and Tax Relief Reconciliation Act of 2001 (EGTRRA). The amendments reflect the model amendment language suggested by the IRS in Notice 2001-57, dealing with certain plan limits and other general matters;

	4.	Amend the Claims Procedure article of the ESOP to reflect the final regulations issued by the Department of Labor, effective for all claims filed on or after January 1, 2002; and

	5.	Clarify the definition of Disability under the ESOP.

F.	The Employer amended the ESOP to clarify certain provisions relating to the definition of the allocation date, investment accounts, Bancorp stock dividends, vesting and distributions from the Trust.

G.

The Employer amended the ESOP, in light of the merger of Yolo Community Bank (YCB) and North Valley Bancorp, effective on or about August 31, 2004, to provide for the immediate participation of YCB employees, effective September 1, 2004, and the crediting of service with YCB for eligibility and vesting purposes under the ESOP.

H.

The Employer amended the ESOP, in accordance with Code section 401(a)(31)(B) regarding mandatory distributions, to reduce the limit for making distributions without participant consent from five thousand dollars ($5,000) to one thousand dollars ($1,000), effective March 28, 2005.

I.

The Employer amended the ESOP to provide for the crediting of all years of service with YCB for vesting purposes under the ESOP, not just years of service credited under YCB beginning with the effective date of the Yolo Community Bank Employee Stock Ownership Plan, so as to comply with the terms of the merger agreement between YCB and North Valley Bancorp.

J.

The Employer amended the ESOP, effective January 1, 2006, to restate the ESOP document to adopt the technical changes necessary for the ESOP to comply with the vesting requirements of the Pension Protection Act of 2006, to consolidate all of the technical and design changes and to amend the ESOP, which has been a stock bonus plan, into an employee stock ownership plan within the meaning of Code section 4975(e)(7).

K.

The Employer retroactively amended the ESOP within the remedial amendment period under Code section 401(b) and the Treasury Regulations thereunder to reflect the proper vesting schedule that is required under Code section 411 for the plan year ending on December 31, 2006.

L.	The Employer amended and restated the ESOP, effective January 1, 2006, to incorporate the correction to the vesting schedule on May 24, 2007.

M.

The Employer now wishes to amend the ESOP, effective January 1, 2008, to comply with the Final Regulations under Code section 415 and to comply with the rollover distribution requirements enacted by the Pension Protection Act of 2006.

OPERATIVE PROVISIONS

In accordance with the foregoing recitals, the Employer hereby amends the ESOP as follows:

1.	Effective January 1, 2008, subsection E of section 5.01 of the ESOP is amended, in its entirety to read:

E.

“Compensation” means the total amount of all payments (without regard to whether or not an amount is paid in cash) made by the Employer or an Affiliated Employer to an Employee during a Limitation Year for personal services actually rendered to the Employer or an Affiliated Employer in the course of employment with the Employer or with an Affiliated Employer, to the extent that such amount is includible in gross income, including but not limited to salary, bonuses, overtime or premium pay and commissions, fringe benefits and all other amounts described in either Treasury regulations section 1.415-2(d)(2) for Limitation Years beginning before July 1, 2007 or Treasury regulations section 1.415(c)-2(b) for Limitation Years beginning on or after July 1, 2007 and excluding those items set forth in either Treasury regulations section 1.415-2(d)(3) for Limitation Years beginning before July 1, 2007 or Treasury regulations section 1.415(c)-2(c) for Limitation Years beginning on or after July 1, 2007. “Compensation” shall include, for Limitation Years beginning after December 31, 1997, elective deferrals as defined in Code section 402(g)(3) and any amount that is not includible in an Employee’s gross income by reason of Code section 125(a), Code section 457(b), or, for Limitation Years beginning on or after January 1, 2001, Code section 132(f)(4).

		1.	Differential Wage Payments.

Effective as of January 1, 2009, “Compensation” shall include differential wage payments to Participants on active duty to the extent required by the provisions of Code section 414(u)(12)(A)(ii), the Treasury regulations thereunder and any subsequent guidance issued under Code section 414(u)(12)(A)(ii).

2.	Payments After Severance From Employment.

“415 Compensation” includes amounts paid after the Employee’s severance from employment if paid by the later of (i) two and one-half (2-1/2) months after the Employee’s severance from employment, or (ii) the end of the Limitation Year that includes the date of the Employee’s severance from employment subject to the following requirements:

a.

The payment is regular compensation for services during the Employee’s regular working hours, or compensation for services outside the Employee’s regular working hours (such as overtime or shift differential,), commissions, bonuses, or other similar payments and the payment would have been made to the Employee prior to a severance from employment if the Employee had continued in employment with the Employer.

	b.	The following amounts are excluded:

		(1)	Amounts paid for unused accrued bona fide sick, vacation, or other leave.

		(2)	Amounts received by the Employee pursuant to a nonqualified unfunded deferred compensation plan.

3.	Compensation Limit.

The annual compensation of each Employee taken into account under the Plan for any year shall not exceed two hundred thirty thousand dollars ($230,000) as such amount may be adjusted by the Commissioner of Internal Revenue for increases in the cost of living in accordance with Code section 401(a)(17)(B). The cost of living adjustment in effect for a calendar year applies to any period, not exceeding twelve (12) months, over which compensation is determined (a “determination period”) beginning in such calendar year. If a determination period consists of fewer than twelve (12) months, the applicable compensation limit determined under this subsection will be multiplied by a fraction, the numerator of which is the number of months in the determination period and the denominator of which is twelve (12).

4.	USERRA Compensation.

For purposes of determining the Employer’s liability under section 4318(b)(1) of chapter 43 of title 38, United States Code, as enacted by USERRA, an Employee’s Compensation during the period of qualified military service shall be computed at the rate the Employee would have received but for the period of qualified military service.

2.	Effective January 1, 2008, Plan section 5.03 is hereby amended in its entirety to read as follows:

	5.03	Limitations On Contributions – Annual Addition.

A.

Except to the extent otherwise permitted in the Restoration Procedures article and for catch-up contributions under EGTRRA section 631 and Code section 414(v), if applicable, the Annual Addition to a Participant’s Account for any Limitation Year when aggregated with all contributions to all Plans maintained by the Employer shall not exceed the lesser of:

			1.	Forty-six thousand dollars ($46,000) (as adjusted for increases in the cost-of-living under Code section 415(d)); or

			2.	One hundred percent (100%) of the Participant’s 415 Compensation, within the meaning of Code section 415(c)(3), for the Limitation Year.

The Compensation limit referred to in paragraphs 1 and 2, above, shall not apply to any contribution for medical benefits after severance from employment (within the meaning of Code section 401(h) or Code section 419A(f)(2)), which is otherwise treated as an Annual Addition.

B.

“Annual Addition” means the sum of Employer contributions, voluntary Employee contributions and Forfeitures allocated to the Accounts of a Participant under this Plan and any other defined contribution plan of the Employer for the Limitation Year to which the allocation pertains (whether or not allocated in such year). If Company Stock has been acquired with an exempt loan, the Annual Additions under Code section 415(c) may be calculated under either of two methods:

			1.	The amount of the Employer contributions to the ESOP used to repay a loan; or

			2.	The value of the Company Stock allocated to participants if that amount is less than the amount determined using Employer contributions.

If the Annual Additions are calculated with respect to Employer contributions, appreciation in the value of Company Stock from the time it entered the Suspense Account will not be counted for Code section 415 purposes pursuant to Treasury regulations sections 54.4975–1 11(a)(8)(ii) and 54.4975–7(b)(8)(iii). If the Company Stock is not acquired with an exempt loan, the fair market value of the Company Stock is treated as an Annual Addition.

In any year for which the Company has not elected to be treated as an S corporation for federal income tax purposes under the Code, if no more than one-third (1/3) of the Company contribution for such year is allocated pursuant to the Allocation To Accounts article to Highly Compensated Employees, Annual Addition shall not include:

	1.	Forfeitures of shares of Company Stock acquired with the proceeds of a loan; or

	2.	Company contributions used in repayment of interest on such a loan and debited against such Participant’s Account.

C.

In the event that, as a result of the allocation of Forfeitures, a reasonable error in estimating a Participant’s Compensation or other limited facts and circumstances which the IRS finds to be applicable, an amount which would otherwise be allocated would result in the Annual Addition limitation being exceeded with respect to any Participant, the excess amount shall be eliminated:

	1.	For Limitation Years beginning prior to July 1, 2007:

a.

First, by reallocating any remaining excess among the Accounts of all other Eligible Participants for the Plan Year pursuant to the Allocation To Accounts article; provided, however, that the Annual Addition has not already been exceeded for all Eligible Participants; and

b.

Second, in the event that such a reallocation would cause the Annual Addition limit to exceed with respect to any other Eligible Participant, the excess amount remaining after the reallocation required by paragraph a, above, shall be held unallocated in a Limitation Account and shall be reallocated to all Eligible Participants pursuant to the Allocation To Accounts article as of the last day of the next succeeding Plan Year. Amounts so held in Limitation Accounts must be allocated to Participants’ Accounts before Company contributions, which would be applicable to the Annual Addition are credited to Accounts in succeeding years.

2.

For Limitation Years Beginning on or after July 1, 2007, if there is an excess Annual Addition, the Employer and the Administrative Committee shall correct the excess amount in accordance with the requirements of the Employee Plans Compliance Resolution System set forth in Revenue Procedure 2006-27, and any subsequent guidance thereto.

D.

Annual Additions for purposes of Code section 415 shall not include restorative payments. A restorative payment is a payment made to restore losses to a plan resulting from actions by a fiduciary for which there is a reasonable risk of liability for breach of a fiduciary duty under ERISA or under other applicable federal or state law, where participants who are similarly situated are treated similarly with respect to the payments. Generally, payments are restorative payments only if the payments are made in order to restore some or all of the plan’s losses due to an action (or a failure to act) that creates a reasonable risk of liability for such a breach of fiduciary duty (other than a breach of fiduciary duty arising from failure to remit contributions to the Plan). This includes payments to a plan made pursuant to a Department of Labor order, the Department of Labor’s Voluntary Fiduciary Correction Program, or a court-approved settlement, to restore losses to a qualified defined contribution plan on account of the breach of fiduciary duty (other than a breach of fiduciary duty arising from failure to remit contributions to the Plan) Payments made to the Plan to make up for losses due merely to market fluctuations and other payments that are not made on account of a reasonable risk of liability for breach of fiduciary duty under ERISA are not restorative payments and generally constitute contributions that are considered annual additions.

3.	Effective January 1, 2008, Plan section 5.04 is hereby amended in its entirety to read as follows:

	5.04	Restoration Procedures.

A.

In the event that a Participant’s Account was improperly excluded in any Plan Year from an allocation of Company contributions and Forfeitures pursuant to the Allocation To Accounts article, such Participant’s Account shall be restored to its correct status in the amount as follows:

1.

First, an amount which is computed on the same basis as the allocation of Company contributions and Forfeitures which were properly allocated to Eligible Participants under the Allocation To Accounts article in each year for which restoration is necessary; and

2.

Second, an amount of Trust Fund income, gain or loss which is computed on the same basis as the allocation of Trust Fund income, gain or loss which was properly allocated to Participants’ Accounts under the Allocation At Valuation Date article in each year for which restoration is necessary.

B.

The Company may contribute an additional amount which is necessary to fully restore the Account of each of its improperly excluded Participants, or restore the Account balance out of the current years contribution and forfeitures under Company contributions and Forfeitures shall be allocated the Allocation To Accounts article after the Account of each of the improperly excluded Participants’ Accounts has been fully restored.

4.	Effective January 1, 2008, Plan section 5.06 is hereby amended in its entirety to read as follows:

	5.06	Allocation Limitation – More Than One (1) Defined Contribution Plan.

A.

If the Employer contributes to more than one (1) defined contribution plan and as a result of the allocation of Forfeitures, a reasonable error in estimating a Participant’s Compensation, a reasonable error in determining the amount of elective deferrals under Code section 402(g)(3) or other limited facts and circumstances which the IRS finds to be applicable, an amount which would otherwise be allocated would result in the Annual Addition limitation being exceeded with respect to any Participant, the excess amount shall be eliminated as follows:

			1.	Any nondeductible Employee voluntary contributions under any other defined contribution plan, to the extent they would reduce the excess amount, will be returned to the Participant.

2.

Any unmatched Employee salary deferrals under a cash or deferred arrangement within the meaning of Code section 401(k), to the extent they would reduce the excess amount, will be returned to the Participant. To the extent necessary to further reduce the excess amount, all salary deferrals under a cash or deferred arrangement within the meaning of Code section 401(k), whether or not there was a corresponding matching contribution, will be returned to the Participant.

3.

If the sum of the Annual Additions to a Participant’s Accounts, in all plans, considered as one (1), would exceed said limitations, and in the event that the return to a Participant of the Participant’s contributions under the preceding paragraphs, above, should still fail to alleviate such excess amount, then the amount of such excess shall be reallocated in the profit sharing plan of the Employer then in the defined contribution pension plan (or if more than one (1) defined contribution pension plan, in the order selected by the Company).

B.

The otherwise permissible Annual Additions for any Participant under this Plan may also be further reduced to the extent necessary as determined by the Company, to prevent disqualification of benefits payable to Participants who also may be participating in another tax-qualified pension, profit sharing, savings or stock bonus plan of the Employer. The Employer shall advise affected Participants of any additional limits on their Annual Additions required by the foregoing.

5.	Effective January 1, 2008, section 10.11 of the ESOP is hereby amended in its entirety to read as follows:

	10.11	Eligible Rollover Distributions.

		A.	Direct Rollovers.

A Distributee may elect, at any time and in the manner prescribed by the Plan Administrator, to have any portion of an Eligible Rollover Distribution paid directly to an Eligible Retirement Plan specified by the Distributee in a Direct Rollover.

		B.	Definitions.

1.

“Eligible Rollover Distribution” means any distribution of all or any portion of the balance to the credit of the Distributee; provided, however, that an Eligible Rollover Distribution does not include:

a.

Any distribution that is one (1) of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the Distributee or the joint lives (or joint life expectancies) of the Distributee and the Distributee’s designated Beneficiary, or for a specified period of ten (10) years or more.

				b.	Any distribution to the extent such distribution is required under Code section 401(a)(9).

c.

The portion of any distribution that is not includible in gross income (determined without regard to the exclusion for net unrealized appreciation with respect to Company Stock); provided, however, that:

					(1)	A portion of a distribution shall not fail to be an Eligible Rollover Distribution merely because the portion consists of after-tax Employee contributions that are not includible in gross income; and

	(2)	Notwithstanding the preceding clause, such portion may be transferred in a direct trustee-to-trustee transfer only to:

		(a)	An individual retirement account described in Code section 408(a);

		(b)	A Roth individual retirement account described in Code section 408A;

		(c)	An individual retirement annuity described in Code section 408(b);

(d)

A qualified plan described in Code section 401(a) (whether or not it is a defined contribution plan) or an annuity contract or custodial account described in Code section 403(b) that agrees to separately account for amounts so transferred (and earnings thereon), including separately accounting for the portion of such distribution that is includible in gross income and the portion of such distribution that is not so includible; or

		(e)	Any distribution that is made upon hardship of the Employee.

2.

“Eligible Retirement Plan” means a qualified trust described in Code section 401(a), an annuity plan described in Code section 403(a), an annuity contract described in Code section 403(b), an individual retirement account described in Code section 408(a), a Roth individual retirement account described in Code section 408A, an individual retirement annuity described in Code section 408(b) other than an endowment contract, or an eligible deferred compensation plan described in Code section 457(b) that is maintained by a state, political subdivision of a state, or any agency or instrumentality of a state or political subdivision of a state and that agrees to separately account for amounts transferred into such plan from this Plan, that accepts the Distributee’s Eligible Rollover Distribution; provided, however, that in the case of an Eligible Rollover Distribution to a designated Beneficiary who is not the Employee’s surviving spouse, (i) an Eligible Retirement Plan shall be either an individual retirement account described in Code section 408(a), a Roth individual retirement account described in Code section 408A, or an individual retirement annuity described in Code section 408(b) other than an endowment contract and (ii) a direct trustee-to-trustee transfer is made to such an account or annuity.

3.

“Distributee” means an Employee or former Employee who receives a distribution from the Plan. “Distributee” also means the Employee’s or former Employee’s surviving spouse and the Employee’s or former Employee’s spouse or former spouse who is the alternate payee under a qualified domestic relations order, as defined in Code section 414(p), with regard to the interest of the spouse or former spouse. Effective for distributions after December 31, 2006, “Distributee” also means the Employee’s designated Beneficiary who is not the Employee’s spouse.

	4.	A “Direct Rollover” is a payment by the Plan to the Eligible Retirement Plan specified by the Distributee.

6.	In all other respects, the ESOP is hereby ratified, approved and confirmed.

IN WITNESS WHEREOF, the Employer has executed and adopted this Amendment on this 20th day of November, 2008.

EMPLOYER:

NORTH VALLEY BANCORP
A California Corporation

By:	/s/ Michael J. Cushman

Michael J. Cushman,
President & CEO